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         EXHIBIT 21

         Subsidiaries of the Registrant

           Name                             State of Incorporation or Organization
           ----                             --------------------------------------
Community First Bank & Trust                              Tennessee
Community First Title, Inc.                               Tennessee
Community First Capital Trust I                           Delaware